                                                                   EXHIBIT 99(a)


                    [AUTHORIZATION FORM - ENGLISH VERSION]


POPULAR, Inc.                                    Dividend Reinvestment
                                                 and Stock Purchase Plan

I wish to participate in the Dividend Reinvestment and Stock Purchase Plan (the
Plan) for the purchase of whole and fractional shares of common stock (Shares) of Popular, Inc. (the Company) as follows:



[ ]  FULL DIVIDEND REINVESTMENT.
     I want to reinvest dividends on all Shares now or hereafter registered in my name. I may also make optional cash deposits.


[ ]  PARTIAL DIVIDEND REINVESTMENT.
     I want to reinvest dividends on only _____ Shares registered in my name. I may also make optional cash deposits.


[ ]  OPTIONAL CASH DEPOSITS ONLY.
     I want to make only optional cash deposits. I do not want to reinvest dividends on Shares registered in my name.



My participation is subject to the provisions of the Plan as set forth in the Prospectus relating to the Shares offered pursuant to the Plan. Receipt by me of such Prospectus is hereby acknowledged. I hereby authorize the Company to take all action provided for the in the Plan.

                             THIS IS NOT A PROXY



                                POPULAR, INC.
                DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN


------------------------------------    ----------------------------------------
Date                                    Social Security Number (One per account)


                                        ----------------------------------------
Signatures of all Registered Owners:    Telephone No.




--------------------------------------------------------------------------------
(In case of joint owners, each owner should sign. Please sign exactly as your name appears below.)

Address:                                                                  Banco Popular de Puerto Rico
        -----------------------                                           Popular, Inc.
        -----------------------                                           Dividend Reinvestment Services (718)
        -----------------------                                           PO Bo 362708
                                                                          San Juan, Puerto Rico  00936-2708

If address is not properly shown, please correct before returning.        THIS IS NOT A PROXY

                                                                                                      (Version en espanol al dorso.)

                                                                   EXHIBIT 99(a)


                    [AUTHORIZATION FORM - SPANISH VERSION]


POPULAR, Inc.


Deseo participar en el Plan de Reinversion de Dividendos y Compra de Acciones (el Plan) para la compra de acciones comunes enteras o fraccionales (Acciones) de Popular, Inc. (la Corporacion) de la siguiente manera:



/ /  REINVERSION TOTAL DE DIVIDENDOS.
     Deseo reinvertir dividendos pagados sobre todas las Acciones actualmente o en el futuro registradas bajo mi nombre. Tambien podre hacer depositos opcionales en efectivo.


/ /  REINVERSION PARCIAL DE DIVIDENDOS.
     Deseo reinvertir dividendos pagados sobre _____ Acciones registradas bajo mi nombre. Tambien podre hacer depositos opcionales en efectivo.

/ /  DEPOSITOS OPCIONALES EN EFECTIVO.
     Solamente quiero hacer depositos opcionales en efectivo. No quiero reinvertir dividendos pagados sobre Acciones registradas bajo mi nombre.

            Plan de Reinversion de Dividendos y Compra de Acciones

Mi participacion esta sujeta a las disposiciones del Plan tal como se establecen en el Prospecto referente a las Acciones ofrecidas con arreglo al Plan. Por la presente acuso reciho de tal Prospecto. Por la presente autorizo a la Corporacion a tomar toda accion provista en el Plan.

ESTO NO ES UN APODERAMIENTO

                                POPULAR, INC.
            PLAN DE REINVERSION DE DIVIDENDOS Y COMPRA DE ACCIONES


------------------------------         ---------------------------------------
Fecha                                  Numero de Seguro Social (Uno por cuenta)

Firmas de Todo Dueno Registrado:       ---------------------------------------
                                       Numero de Telefono


--------------------------------------------------------------------------------
(En caso de coduenos, cada dueno debera firmar. Favor de firmar exactamente como su nombre aparece abajo.)

Direccion:                         Banco Popular de Puerto Rico
                                   Popular, Inc.
    ----------------------------   Servicios de Reinversion de Dividendos (718)
                                   PO Box 362708
    ----------------------------   San Juan, Puerto Rico 00936-2708

    ----------------------------


Favor de corregir su direccion si aparece incorrecta.
                                     ESTO NO ES UN APODERAMIENTO
                                             (English version on reverse.)